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                                                                    EXHIBIT 4.59

                      AMENDED AND RESTATED NOTE ASSIGNMENT


         THIS AMENDED AND RESTATED NOTE ASSIGNMENT dated as of November 12, 1997 (this "Assignment" or this "Agreement"), is made by Horseshoe Gaming, L.L.C., a Delaware limited liability company (the "Company"), in favor of Canadian Imperial Bank of Commerce ("CIBC"), as agent (the "Agent") for the ratable benefit of the Lenders (as herein after defined) and United States Trust Company of New York (the "Collateral Agent"), for the ratable benefit of the Senior Noteholders (as defined herein).

                                R E C I T A L S:

         WHEREAS, the Company has authorized the issuance of up to $150,000,000 of its Senior Secured Credit Facility Notes due September 30, 1999 pursuant to a Amended and Restated Credit Agreement dated as of October 10, 1995, as amended prior to the date hereof, among the Company, Robinson Property Group Limited Partnership, a Mississippi limited partnership, as guarantor ("RPG"), and Debis Financial Services, Inc. and other financial institutions (collectively the "Note Purchasers" and individually, a "Note Purchaser") (as so amended, the "Senior Secured Credit Facility Note Purchase Agreement");

         WHEREAS, the Company has (a) issued $150,000,000 aggregate principal amount of 12.75% Senior Notes due September 30, 2000 (the "Senior Notes"), and
(b) issued $150,000,000 aggregate principal amount of Senior Notes, pursuant to the Senior Note Purchase Agreement (the "Senior Note Purchase Agreement") dated as of October 10, 1995, among the Company, RPG, as guarantor, and the purchasers named therein;

         WHEREAS, the Company, RPG and U.S. Trust Company of California, N.A., as trustee, have executed an indenture dated as of October 10, 1995 (the "Indenture"), relating to the Senior Notes;

         WHEREAS, the Company has loaned up to $82,000,000 to HE (the "HE Intercompany Senior Loan") for the purpose of refinancing existing indebtedness and expanding the existing facilities of the Horseshoe Bossier City Casino which is 100% owned by HE, and in order to evidence the HE Intercompany Senior Loan, HE has issued to the Company its promissory notes (the "HE Intercompany Senior Notes");

         WHEREAS, the Company has loaned up to $74,500,000 to RPG (the "RPG Intercompany Senior Loan") for the purpose of refinancing existing indebtedness and expanding the existing facilities of the Horseshoe Tunica Casino which is 100% owned by RPG, and in order to evidence the RPG Intercompany Senior Loan, RPG has issued to the Company its promissory notes (the "RPG Intercompany Senior Notes");

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         WHEREAS, the Company may finance its current or future Subsidiaries by lending money to such Subsidiaries;

         WHEREAS, pursuant to a Note Assignment dated as of October 10, 1995 (the "Original Note Assignment"), the obligations of the Company under the Senior Secured Credit Facility Note Purchase Agreement and the Indenture were secured by, among other collateral, the intercompany notes, together with the collateral and related documents that secure such notes, issued or to be issued in connection with the loans described in the immediately preceding three recitals;

         WHEREAS, pursuant to that certain letter agreement dated as of the date hereof between the remaining Note Purchaser and the Agent, the remaining Note Purchaser assigned to the Agent all of the rights, duties and obligations of the Note Purchasers in connection with the Senior Secured Credit Facility Note Purchase Agreement and the documents executed in connection therewith;

         WHEREAS, pursuant to an Amended and Restated Credit Facility Agreement of even date herewith, (the "Amended and Restated Credit Agreement"), the Company, various financial institutions as are or may become parties thereto (the "Lenders") and the Agent amended and restated the Senior Secured Credit Facility Note Purchase Agreement in its entirety;

         WHEREAS, it is a condition precedent to the execution, delivery and performance of the Amended and Restated Credit Agreement by the Lenders, CIBC and the Agent, including the extension of availability of credit to the Company, that the Company amend and restate its obligations under the Original Note Assignment on the terms, and subject to the conditions set forth herein, it being understood that in so doing the Company expressly disclaims any interest to effect a novation or extinguishment or discharge of the Original Note Assignment as a result of entering into this Agreement and the other documents contemplated herein;

         NOW, THEREFORE, in consideration of, and in order to induce, the execution, delivery and performance of the Amended and Restated Credit Agreement by the Lenders, CIBC and the Agent, including the extension of availability of credit to the Company and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by the Company, the Company hereby amends and restates the Original Note Assignment in its entirety as follows:

         SECTION 1. TERMS AND DEFINITIONS.

         Section 1.1 Definitions. Except as otherwise specified or as the context may otherwise require, the following terms shall have the respective meanings set forth below whenever used in this Agreement:

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         (a) "Proceeds" shall mean all "proceeds", as such term is defined in the UCC and, in any event, shall mean and include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Company from time to time with respect to any of the Assigned Collateral (as defined in Section 2), (ii) any and all payments (in any form whatsoever) made or due and payable to the Company from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Assigned Collateral by any governmental authority, body, bureau or agency (or any Person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Assigned Collateral.

         (b) "Senior Noteholders" shall mean the holders of the Senior Notes.

         (c) "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York.

         Section 1.2 Additional Terms. All other capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed thereto in the Amended and Restated Credit Agreement.

         SECTION 2. ASSIGNMENT.

         Section 2.1 Assigned Collateral.

         (a) The Company hereby assigns, conveys, pledges, hypothecates and transfers to the Agent, for the ratable benefit of the Lenders, and the Collateral Agent, for the ratable benefit of the Senior Noteholders and hereby grants to the Agent, for the ratable benefit of the Lenders, and the Collateral Agent, for the ratable benefit of the Senior Noteholders an irrevocable and unconditional security interest in, the following (collectively, the "Assigned Collateral"):

                  (i) the HE Intercompany Senior Notes and all distributions of cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of the HE Intercompany Senior Notes and all collateral and related documents and filings assigned to the Agent, for the ratable benefit of the Lenders, and the Collateral Agent, for the ratable benefit of the Senior Noteholders, to secure the same;

                  (ii) the RPG Intercompany Senior Notes and all distributions of cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of the RPG Intercompany Senior Notes and all collateral and related documents and filings assigned to the Agent, for the ratable benefit of the Lenders and the Collateral Agent, for the ratable benefit of the Senior Noteholders, to secure the same;

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                  (iii) the intercompany senior note or notes to be issued upon the making of a loan to any other Subsidiary or Subsidiaries (the "New Subsidiary Intercompany Senior Notes") and all distributions of cash, instruments and other payments from time to time received, receivable or otherwise distributed in respect of any New Subsidiary Intercompany Senior Notes and all collateral and related documents and filings assigned to the Agent, for the ratable benefit of the Lenders and the Collateral Agent, for the ratable benefit of the Senior Noteholders to secure the same;

                  (iv) all Proceeds of any and all of the foregoing Assigned Collateral.

         (b) The Assigned Collateral secures the payment of all obligations (the "Secured Obligations") of every kind and character now or hereafter existing (whether matured or unmatured, contingent or liquidated) of the Company under
(i) the Amended and Restated Credit Agreement, (ii) the Secured Hedging Obligations, (iii) the Indenture and (iv) this Agreement (as such agreements hereafter may be amended, supplemented or otherwise modified from time to time) including, without limitation, the Notes, whether for principal, interest, premium, fees, expenses, reimbursement, indemnification or otherwise, the Senior Notes, whether for principal, interest, premium, fees, expenses, reimbursement, indemnification or otherwise, and the Letters of Credit.

         Section 2.2 Exercise of Rights. So long as no Event of Default shall have occurred and be continuing, the Company shall be entitled to exercise its rights as the payee under the HE Intercompany Senior Notes, the RPG Intercompany Senior Notes and any New Subsidiary Intercompany Senior Notes and to exercise any and all rights pertaining to the Assigned Collateral for any purpose not inconsistent with the terms of this Agreement, including using any distributions received in respect of the HE Intercompany Senior Notes, the RPG Intercompany Senior Notes and any New Subsidiary Intercompany Senior Notes to make payments on the Notes, the Secured Hedging Obligations, the Letters of Credit and the Senior Notes; provided, the Company shall not exercise any such right if such action could have a Material Adverse Effect. Subject to the provisions of
Section 11, upon the occurrence and during the continuance of an Event of Default, subject to the applicable Gaming Laws, at the option of the Agent, or the Collateral Agent, all rights of the Company to exercise or refrain from exercising its rights as the payee under the HE Intercompany Senior Notes, the RPG Intercompany Senior Notes and any New Subsidiary Intercompany Senior Notes, without any demand or notice of any kind, shall cease and all such rights shall thereupon become vested in the Agent, for the ratable benefit of the Lenders, and the Collateral Agent, for the ratable benefit of the Senior Noteholders, who shall thereafter have the sole right to exercise or refrain from exercising the rights of the Company as the payee under the HE Intercompany Senior Notes, the RPG Intercompany Senior Notes and any New Subsidiary Intercompany Senior Notes and to require any distributions in respect of the HE Intercompany Senior Notes, the RPG Intercompany Senior Notes and any New Subsidiary Intercompany Senior Notes be paid directly to the Agent.

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         SECTION 3. SECURITY INTEREST ABSOLUTE. All rights of the Agent, the
Lenders, the Collateral Agent and the Senior Noteholders and security interests hereunder, and all obligations of the Company hereunder, shall be absolute and unconditional irrespective of:

         (a) any lack of validity or enforceability of any provision of the Amended and Restated Credit Agreement, the Senior Note Purchase Agreement, the Indenture or any other Loan Document or any other agreement or instrument relating thereto;

         (b) any change in the time, manner or place of payment of, or in any other term of, or any increase in the amount of, all or any of the Secured Obligations, or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, the Amended and Restated Credit Agreement, the Senior Note Purchase Agreement, the Indenture or any other Loan Document thereto;

         (c) any exchange, release or non-perfection of any Lien on any other collateral for, or any release or amendment or waiver of any term of any guaranty of, or consent to departure from any requirement of any guaranty of, all or any of the Secured Obligations;

         (d) any failure on the part of the Agent, the Collateral Agent or the Senior Noteholders to give notice of any kind, mitigate the damages resulting from the default by the Company under the Amended and Restated Credit Agreement, the Senior Note Purchase Agreement, the Indenture or this Assignment or protect, secure, perfect and insure any lien on the Assigned Collateral; or

         (e) any other circumstance which might otherwise constitute a defense available to, or a discharge or release of, a borrower or a pledgor or otherwise limit the obligations of the Company under this Assignment.

         SECTION 4. DELIVERY OF ASSIGNED COLLATERAL. Subject to the terms of the Intercreditor Agreement, all instruments representing or evidencing the Assigned Collateral including, without limitation, the HE Intercompany Senior Notes, the RPG Intercompany Senior Notes, have been or will be delivered to a representative of the Agent who shall hold all such instruments on behalf of all of the Lenders and the Senior Noteholders. Subject to the terms of the Intercreditor Agreement, upon payment in full of the obligations of the Company due under the Amended and Restated Credit Agreement, the Company shall cause all such instruments to be delivered to the Collateral Agent and the Collateral Agent shall hold all such instruments on behalf of the Senior Noteholders pursuant hereto. All instruments representing or evidencing Assigned Collateral shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent and the Collateral Agent. Subject to the provisions in Section 11, after the occurrence of an Event of Default, the Agent and the Collateral Agent shall have the right, at any time in their discretion and without notice to the Company, to transfer to or to register in the name of the Agent, or its nominee, any or all of the Assigned

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Collateral. In addition, subject to the provisions in Section 11, the Agent, the
Lenders, the Collateral Agent and the Senior Noteholders shall have the right at any time after the occurrence of an Event of Default to exchange instruments representing or evidencing Assigned Collateral for instruments of smaller or larger denominations. The Agent shall determine who should hold the HE Intercompany Senior Notes, the RPG Intercompany Senior Notes and any New Subsidiary Intercompany Senior Notes as secured party on behalf of all of the Lenders.

         SECTION 5. APPOINTMENT AS ATTORNEY-IN-FACT.

         (a) Subject to the provisions in Section 11, effective upon the occurrence and during the continuance of an Event of Default, the Company hereby irrevocably constitutes and appoints the Agent and the Collateral Agent, their agents, representatives and designees, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Company and in the name of the Company or in their own names, from time to time in the Agent's or the Collateral Agent's, whichever applicable, discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement (except, without limiting the generality of the foregoing, that neither the Agent or the Collateral Agent shall ratify any of their own actions pursuant to this power of attorney) and, without limiting the generality of the foregoing, hereby gives the Agent or the Collateral Agent, whichever applicable, in their or its sole discretion the power and right, on behalf of the Company, without notice to or assent by the Company, to do the following:

                  (i) to ask, demand, collect, receive and give acquittances and receipts for any and all monies due and to become due under any Assigned Collateral and, in the name of the Company or their own names or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of monies due under any Assigned Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent and the Collateral Agent for the purpose of collecting any and all such monies due under any Assigned Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent or the Collateral Agent, whichever applicable, for the purpose of collecting any and all such moneys due under any Assigned Collateral whenever payable;

                  (ii) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Assigned Collateral; and

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                  (iii) to exercise any and all rights granted to the Company under the HE Intercompany Senior Notes, the RPG Intercompany Senior Notes and any New Subsidiary Intercompany Senior Notes.

         The Company hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof and acknowledges that this power of attorney is a power coupled with an interest and shall be irrevocable.

         (b) The powers conferred on the Agent and the Collateral Agent hereunder are solely to protect the Agent's, the Lenders, the Collateral Agent's and the Senior Noteholders' interests in the Assigned Collateral and shall not impose any duty upon the Agent, the Collateral Agent or the Lenders to exercise any such powers. The Agent and the Collateral Agent shall be accountable only for amounts that they actually receive as a result of the exercise of such powers and none of the Agent, the Collateral Agent nor any of their agents, representatives or designees shall be responsible to the Company for any act or failure to act, except for any act involving its gross negligence or willful misconduct.

         (c) Nothing in this Agreement shall authorize the Agent, the Lenders, the Collateral Agent or the Senior Noteholders prior to an Event of Default (i) to participate in the management of or to operate any facility owned or operated by the Company or any of its Affiliates or (ii) to control decisions regarding the disposal or other management of hazardous substances generated, used or handled by the Company or any of its Affiliates.

         SECTION 6. WAIVERS. The Company hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim based upon, arising out of, or relating to, this Assignment, the transactions contemplated by the Amended and Restated Credit Agreement, the Senior Note Purchase Agreement, the Indenture or the actions of the Agent or the Lenders in the negotiation, administration, performance or enforcement thereof. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The Company acknowledges that this waiver is a material inducement to the Lenders and the Senior Noteholders to enter into a business relationship with the Company and its Affiliates and that the Lenders and the Senior Noteholders have already relied on this waiver in entering into this Agreement and the Loan Documents and will continue to rely on this waiver in their related future dealings. The Company further warrants and represents that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR

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ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

         SECTION 7. REPRESENTATIONS OF THE COMPANY. The Company hereby represents and warrants to the Agent, for the ratable benefit of the Lenders, and the Collateral Agent, for the ratable benefit of the Senior Noteholders as follows:

         Section 7.1 No Liens. The Company is the legal and beneficial owner of the Assigned Collateral free and clear of any Lien, except for (i) the security interest created by this Agreement. No effective security agreement, financing statement or other instrument similar in effect covering all or any part of the Assigned Collateral is on file in any recording office, except such as may have been filed (i) in favor of the Agent, for the ratable benefit of the Lenders, or the Collateral Agent, for the ratable benefit of the Senior Noteholders relating to this Agreement. The Company has no trade names.

         Section 7.2 Security Interest. This Agreement and the pledge and delivery of the Assigned Collateral pursuant hereto constitute a valid and continuing Lien on the Assigned Collateral and create a valid and perfected first priority security interest in the Assigned Collateral in favor of the Agent, for the ratable benefit of the Lenders and the Collateral Agent, for the ratable benefit of the Senior Noteholders, subject to the terms of the Intercreditor Agreement, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken.

         SECTION 8. COVENANTS. The Company covenants and agrees that on and after the date hereof, so long as this Agreement shall remain in effect, it shall comply with the following provisions:

         Section 8.1 Limitation on Liens. The Company shall not, directly or indirectly, create, receive, assume or permit to exist or otherwise cause or permit to become in effect any Lien upon or with respect to the Assigned Collateral, other than the Liens granted to the Agent, for the ratable benefit of the Lenders and the Collateral Agent, for the ratable benefit of the Senior Noteholders, pursuant to this Assignment or pursuant to the Amended and Restated Credit Agreement or pursuant to the Senior Note Purchase Agreement.

         Section 8.2 Continuous Perfection. The Company shall not change its name, identity or structure in any manner which might make any financing or continuation statement filed hereunder misleading within the meaning of Section 9-402 (7) of the UCC (or any other then applicable provision of the UCC) unless the Company shall have given the Agent at least 90 days' prior written notice of its intention to so change and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary, or reasonably requested by the Agent or

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the Collateral Agent, to amend such financing or continuation statement so that it is not misleading.

         Section 8.3 New Intercompany Senior Notes. The New Subsidiary Intercompany Senior Notes shall be in substantially the form of the HE Intercompany Senior Notes (if not a wholly-owned subsidiary of the Company) and the RPG Intercompany Senior Notes (if a wholly-owned subsidiary).

         Section 8.4 Amendments to Intercompany Senior Loan Notes. The Company shall not amend the HE Intercompany Senior Note, the RPG Intercompany Senior Note or any New Subsidiary Intercompany Senior Note without the consent of the Agent.

         Section 8.5 Further Assurances.

         (a) From time to time, at the expense of the Company, the Company will promptly execute and deliver all further instruments and documents and take all further action, that may be necessary or desirable, or that the Agent or the Collateral Agent reasonably may request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or to enable the Agent or the Collateral Agent to exercise and enforce their or its rights and remedies hereunder with respect to any Assigned Collateral. Without limiting the generality of the foregoing, the Company will execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Agent or the Collateral Agent may request, in order to perfect and preserve the pledge, assignment and security interest granted or purported to be granted hereby.

         (b) The Company hereby authorizes the Agent and the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Assigned Collateral without the signature of the Company where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Assigned Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

         (c) The Company will furnish to the Agent and the Collateral Agent from time to time statements and schedules further identifying and describing the Assigned Collateral and such other reports in connection with the Assigned Collateral as the Agent reasonably may request, all in reasonable detail.

         SECTION 9. EVENTS OF DEFAULT; REMEDIES.

         Section 9.1 Event of Default. If any Event of Default shall occur and be continuing (for any reason whatsoever and whether it shall be voluntary or involuntary or by operation of law or otherwise), then (subject to the Intercreditor Agreement) (a) all payments received by

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the Company under or in connection with any of the Assigned Collateral shall be held by the Company in trust for the Agent, shall be segregated from other funds of the Company and shall forthwith upon receipt by the Company be turned over to the Agent for the ratable benefit of the Lenders in the same form as received by the Company (duly endorsed by the Company to the Agent, if required); (b) any and all such payments so received by the Agent (whether from the Company or otherwise) will be applied by the Agent against the Secured Obligations; and (c) any amount remaining after payment in full of all the Secured Obligations shall be paid over to the Company.

         Section 9.2 Remedies.

         (a) Subject to the terms of the Intercreditor Agreement, if any Event of Default shall occur and be continuing, the Agent and the Collateral Agent may exercise in addition to all other rights and remedies granted to them in this Agreement, the Amended and Restated Credit Agreement, the Indenture and any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, the Company expressly agrees that in any such event the Agent, for the ratable benefit of the Lenders, or the Collateral Agent, for the ratable benefit of the Senior Noteholders, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Company or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived), may (subject to the terms of the Intercreditor Agreement), forthwith assume, collect, receive, appropriate and realize upon the Assigned Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Assigned Collateral (or contract to do so), or any part thereof, in one or more parcels at a public or private sale or sales, at any exchange broker's board or at its offices or elsewhere at such prices as the Agent or the Collateral Agent may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or the Collateral Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Assigned Collateral so sold, free of any right or equity of redemption, which equity of redemption the Company hereby releases, and in lieu of payment of such actual purchase price may set-off the amount of such purchase price against the Secured Obligations then owing. Subject to the terms of the Intercreditor Agreement, the Company further agrees, at the Agent's or the Collateral Agent's request, to assemble the Assigned Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at the Company's premises or elsewhere. Subject to the terms of the Intercreditor Agreement, the Agent or the Collateral Agent shall retain the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safe keeping or otherwise of any or all of the Assigned Collateral or in any way relating to the rights of the Agent or the Collateral Agent hereunder, including reasonable attorneys' fees and legal expenses, for application to the payment in whole or in part of the Secured

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Obligations, the Company remaining liable for any deficiency remaining unpaid after such application, and only after so retaining such net proceeds and after the payment by the Agent or the Collateral Agent of any other amount required by any provision of law, including Section 9-504(1)(c) of the UCC, need the Agent or the Collateral Agent account for the surplus, if any, to the Company. To the extent permitted by applicable law, the Company waives all claims, damages and demands against the Agent arising out of the repossession, retention or sale of the Assigned Collateral, except to the extent that such claims, damages and demands arise out of the willful misconduct or gross negligence of the Agent, the Lenders, the Collateral Agent, or the Senior Noteholders. Notwithstanding the foregoing, if a default or event of default shall not have occurred and be continuing under the (i) HE Intercompany Senior Notes, then neither the Agent, the Lenders, the Collateral Agent, or the Senior Noteholders may proceed against the assets of HE or sue HE, or (ii) under any New Subsidiary Intercompany Senior Notes in respect of a New Subsidiary which is not wholly-owned by the Company, then the Agent, the Lenders the Collateral Agent, or the Senior Noteholders may not proceed against the assets of such New Subsidiary or sue such New Subsidiary.

         (b) The Company recognizes that the Agent or the Collateral Agent, as applicable, may be unable to effect a public sale of all or any part of the Assigned Collateral consisting of securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. The Company understands and agrees that a private sale so made may be at prices and other terms less favorable than if such securities were sold at public sales, and that the Agent and the Collateral Agent have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities, even if such issuer would agree, to register such securities for public sale under the Securities Act of 1933, as amended. The Company agrees to private sales made under the foregoing circumstances which sales shall be deemed to have been made in a commercially reasonable manner.

         (c) The Company also agrees to pay all costs of the Agent, the Lenders, the Collateral Agent and the Senior Noteholders, including reasonable attorneys' fees, incurred with respect to the collection of any of the Secured Obligations and the enforcement and protection of any of the rights of the Agent, the Lenders, the Collateral Agent and the Senior Noteholders, hereunder. All costs and expenses incurred by the Agent, the Lenders, the Collateral Agent and the Senior Noteholders, with respect to the enforcement, collection and protection of the Agent, the Lenders, the Collateral Agent's and the Senior Noteholders' interest in the Assigned Collateral shall be additional Secured Obligations of the Company to the Agent, the Lenders, the Collateral Agent and the Senior Noteholders, payable on demand, and secured by the Assigned Collateral.

         (d) Any notice required to be given by the Agent, the Lenders, the Collateral Agent or the Senior Noteholders, of a sale, lease or other disposition or other intended action by them

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with respect to any of the Assigned Collateral which is deposited in the United
States mails, postage prepaid and duly addressed to the Company, at least 10 days prior to such proposed action, shall constitute fair and reasonable notice to the Company of any such action. Subject to the provisions of Section 11, the net proceeds realized by the Agent, the Lenders, the Collateral Agent and the Senior Noteholders, upon any such sale or other disposition, after deduction for the expense of retaking, holding, preparing for sale, selling or the like and the reasonable attorneys' fees and legal expenses incurred by the Agent, the Lenders, the Collateral Agent and the Senior Noteholders, in connection therewith, shall be applied as provided herein toward satisfaction of the Secured Obligations. The Agent shall account to the Company for any surplus realized upon such sale or other disposition, and the Company shall remain liable for any deficiency, the Company also being liable for the reasonable fees of any attorneys employed by the Agent and the Collateral Agent, to collect such deficiency. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for any deficiency shall not affect the security interest granted hereunder in the Assigned Collateral until the Secured Obligations are fully paid. The Company agrees that neither the Agent or the Collateral Agent have an obligation to preserve rights to the Assigned Collateral against any other parties. Neither the Agent or the Collateral Agent shall be obligated to make any sale of Assigned Collateral regardless of notice of sale having been given. The Agent and the Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

         Section 9.3 Limitation on the Agent's and the Collateral Agent's Duty in Respect of Assigned Collateral. Except as otherwise provided herein, under no circumstances whatsoever shall the Agent or the Collateral Agent be deemed to assume any responsibility for, or obligation or duty with respect to, any part or all of the Assigned Collateral, of any nature or kind whatsoever, or any matter or proceedings arising out of or relating thereto. Neither the Agent or the Collateral Agent shall be required to take any action of any kind to collect or protect any interest in the Assigned Collateral, including, but not limited to, any action necessary to preserve the rights of the Agent and the Collateral Agent against prior parties to any of the Assigned Collateral. Neither the Agent or the Collateral Agent shall be liable or responsible in any way for the safe keeping, care or custody of any of the Assigned Collateral if the Assigned Collateral is accorded the same treatment and level of care as their own property, for any loss or damages thereto, for any diminution in the value thereof, for any act or default of any agent or bailee of the Agent or of any carrier, forwarding agency or other person whomsoever or for the collection of any proceeds, except to the extent that the selection of such agent, bailee, carrier or other person involved gross negligence or wilful misconduct; however, the same shall be at the Company's sole risk at all times. The Company hereby releases the Agent, the Lenders, the Collateral Agent, and the Senior Noteholders from any claims, causes of action and demands at any time arising out of or with respect to this Agreement or the Secured Obligations and any actions taken or omitted to be taken by the Agent or the Collateral Agent with respect thereto, and the Company hereby agrees to hold the Agent, the Lenders, the Collateral Agent and the Senior Noteholders, harmless from and with respect to any and all such claims, causes of action and demands. The Company hereby releases the Agent, the Lenders, the Collateral Agent and the Senior Noteholders, from any claims, causes of action and demands arising under 42 U.S.C. Section 9607 or 9613 or similar provisions of state or local law.

         Section 9.4 Remedies Cumulative. No remedy conferred upon the Agent, the Lenders, the Collateral Agent, or the Senior Note Purchasers is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

         Section 9.5 Remedies Not Waived. No course of dealing between the Company and the Agent, the Lenders, the Collateral Agent, or the Senior Noteholders and no delay or failure in exercising any rights hereunder in respect thereof shall operate as a waiver of any of the rights of the Agent, the Lenders, the Collateral Agent, or the Senior Noteholders.

         SECTION 10. AMENDMENT AND WAIVER. No amendment or waiver of any provision of this Agreement and no consent to any departure by the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and the holders of the aggregate principal amount of the Senior Notes then outstanding as would be required to amend or waive such provision if it were included in the Indenture and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed to waive any other breach hereunder; provided, however, that no amendment, waiver or consent, unless in writing and signed by all the Lenders, and the holders of the aggregate principal amount of the Senior Notes then outstanding as would be required to amend or waive such provision if it were included in the Indenture shall (a) limit the liability of the Company hereunder, (b) postpone any date fixed for payment hereunder or (c) change the number of Lenders or Senior Noteholders required to take any action hereunder.

         No failure on the part of the Agent to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

         SECTION 11. INTERCREDITOR AGREEMENT. Notwithstanding any provision herein to the contrary, this Assignment, all extensions, renewals, amendments and modifications hereto and the Lien and security interested created hereunder shall be subject to the terms of the Intercreditor Agreement, pursuant to which the Agent and the Collateral Agent agree with each other, but not for the benefit of the Company or any third parties to exercise any of its rights or remedies hereunder only in accordance with the terms of the Intercreditor Agreement.

         SECTION 12. MISCELLANEOUS.

         Section 12.1 Expenses. The Company will pay the Agent and the Collateral Agent for any and all sums, costs and expenses which the Agent and the Collateral Agent may pay or incur by reason of defending, protecting or enforcing the security interest herein granted or the priority hereof, enforcing payment of the Secured Obligations, discharging any Lien or claim against the Assigned Collateral or any part thereof or, if the Company fails to perform or comply with any of its agreements herein, performing or complying with such terms. Such sums, costs and expenses shall include, without limitation, all court costs, collection charges, travel and reasonable attorneys' fees (including fees and expenses incident to the enforcement of payment of any obligations of the Company by any action or participation in, or connection with, a case or proceeding under Chapters 7, 11 or 13 of the Bankruptcy Code). All sums, costs and expenses of the Agent and the Collateral Agent payable by the Company pursuant to this Agreement shall be payable by the Company to the Agent and the Collateral Agent on demand and shall constitute Secured Obligations secured by the Assigned Collateral.

         Section 12.2 Reliance on and Survival of Representations. All agreements, representations and warranties of the Company herein and in any certificates or other instruments delivered pursuant to this Agreement shall (a) be deemed to be material and to have been relied upon by the Agent, the Lenders, the Collateral Agent and the Senior Noteholders, notwithstanding any investigation heretofore or hereafter made by the Agent, the Lenders, the Collateral Agent and the Senior Noteholders or on their behalf and (b) survive the execution and delivery of this Agreement, of the Notes, the Letters of Credit, the Secured Hedging Obligations and the Senior Notes, and shall continue in effect so long as any Note, Letter of Credit, Secured Hedging Obligation or Senior Note is outstanding and thereafter as provided in Sections 9 and 11.1.

         Section 12.3 Successors and Assigns, Transfers of the Senior Secured Credit Facility Notes. This Agreement shall bind and inure to the benefit of, and be enforceable by, the Company, the Agent, the Lenders, the Collateral Agent and Senior Noteholders and their successors and assigns, and, in addition, shall inure to the benefit of, and be enforceable by, each Person who shall from time to time be a holder of any of the Notes, Letters of Credit, Secured Hedging Obligations or Senior Notes. The Company may not assign its rights and obligations under this Agreement except as permitted under the Amended and Restated Credit Agreement, the Senior Note Purchase Agreement or the Indenture. The Lenders may transfer the Notes (and any portion thereof) and the Senior Noteholders may transfer the Senior Notes at any time without the consent of the Company, subject to compliance with all applicable Gaming Laws and state and federal securities laws and the requirements of the Amended and Restated Credit Agreement and the Indenture, respectively.

         Section 12.4 Notices. All notices and other communications provided for in this Agreement shall be in writing and delivered, telecopied or mailed, first class postage prepaid, and addressed to:

         (a) if to the Agent, at its address as set forth in the Amended and Restated Credit Agreement or at such other address as shall be set forth in the note register of the Company, and

         (b)      if to the Collateral Agent:

                  United States Trust Company of New York
                  114 West 47th Street
                  New York, New York 10036
                  Attention:  Corporate Trust Department
                  Telephone:  (212) 852-1629
                  Telecopy:  (212) 852-1625

         (c)      if to the Company:

                  HORSESHOE GAMING, L.L.C.
                  4024 Industrial Road
                  Las Vegas, Nevada 89103
                  Attention:  Jack Binion
                                President
                  Telephone:  (702) 650-0080
                  Telecopy:  (702) ________

                  With a copy to:

                  RIORDAN & MCKINZIE
                  695 Towne Center Drive, Suite 1500
                  Costa Mesa, California 92626
                  Attention: James Shnell, Esq.
                  Telephone:  (714) 433-2616
                  Telecopy:  (714) 699-5435

         Any such notice or communication shall be deemed to have been duly given when delivered or telecopied and, if mailed, two days after deposit in the U.S. mail as aforesaid.

         Section 12.5 Severability. If any term or provision hereof or the application thereof to any circumstance, in any jurisdiction and to any extent, shall be invalid or unenforceable, such term or such provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable any remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable. To the fullest extent permitted by applicable law, the parties hereto hereby waive any provision of law which renders any term or provision hereof invalid or unenforceable in any respect.

         Section 12.6 Governing Law. This Agreement, the Amended and Restated Credit Agreement, the Senior Note Purchase Agreement and the Indenture and (unless otherwise provided) all amendments, supplements, waivers and consents relating hereto or thereto shall be governed by, and construed in accordance with, the internal laws of the State of New York.

         Section 12.7 Forum and Jurisdiction. The Company represents and warrants that it is not entitled to immunity from judicial proceedings and, for purposes of any action, suit or other proceeding in respect of, or arising out of or in connection with, this Assignment or any course of conduct, course of dealing, statements or actions of the Company or the Agent related thereto, the Company hereby submits and consents to the jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York, and the Company agrees that any such action, suit or proceeding may be brought by the Agent, the Lenders, the Collateral Agent, or the Senior Noteholders in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York, and the service of process may be made upon the Company by mailing a copy of the summons and any complaint to the Company by registered mail, at the address specified in Section 11.4. The Company hereby waives and agrees not to assert, by way of motion or otherwise, in any action, suit or proceeding, any claim that it is not personally subject to the jurisdiction of the above-named courts, that the action is brought in an inconvenient forum or that the venue of the action is improper. The Agent, the Lenders, the Collateral Agent, or the Senior Noteholders (subject to the terms of the Intercreditor Agreement), nevertheless, may serve, process or commence any such action, suit or proceeding in such other jurisdiction(s), and in such other manner as may be permitted by applicable law. The methods of service of process specified in this paragraph may be used in the alternative or together as the Agent may see fit.

         Section 12.8 Headings. The headings in this Assignment are for convenience only and shall not be construed as a part of this Assignment.

         Section 12.9 Term of Agreement. This Assignment and all agreements of the Company contained herein shall continue in full force and effect and shall not be discharged until such time as the Secured Obligations shall be indefeasibly paid or performed in full and all of the agreements of the Company under the Amended and Restated Credit Agreement, the Secured Hedging Obligations, the Senior Note Purchase Agreement and the Indenture and hereunder shall be fully paid or performed; provided, certain provisions of this Assignment shall survive such termination as expressly set forth herein.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and delivered as of the date first above written.

                                            HORSESHOE GAMING, L.L.C.

                                            By:   Horseshoe Gaming, Inc.,
                                                  its manager


                                                  By:__________________________
                                                       Name:  Walter J. Haybert
                                                       Title:  Treasurer

ACKNOWLEDGED AND ACCEPTED
THIS 12TH DAY OF NOVEMBER, 1997

HORSESHOE ENTERTAINMENT, A
LOUISIANA LIMITED PARTNERSHIP

By:      NEW GAMING CAPITAL PARTNERSHIP,
         A NEVADA LIMITED PARTNERSHIP,
         its general partner

         By:      HORSESHOE GP, INC.,
                  its general partner

                  By:__________________________
                       Name:  Walter J. Haybert
                       Title:  Treasurer

ROBINSON PROPERTY GROUP LIMITED PARTNERSHIP,
A MISSISSIPPI LIMITED PARTNERSHIP

By:      HORSESHOE GP, INC.,
         its general partner


         By:___________________________________
              Name:  Walter J. Haybert
              Title:  Treasurer

HORSESHOE GP, INC.


By:____________________________________________
     Name:  Walter J. Haybert
     Title:  Treasurer


HORSESHOE VENTURES, L.L.C.

By:      HORSESHOE GAMING, L.L.C.,
         its manager

         By:      HORSESHOE GAMING, INC.,
                  its manager


                  By:__________________________
                       Name:  Walter J. Haybert
                       Title:  Treasurer